UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   April 26, 2005

The Dayton Power and Light Company.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-2385	31-0258470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio		45432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.               Other Events

On April 28, 2005, The Dayton Power and Light Company (the “Company”) issued a press release announcing that the Company’s preferred shareholders of record as of May 16, 2005 will receive a quarterly dividend payment payable on June 1, 2005 as follows:

$0.9375 per share on the 3.75% Series A, Cumulative

$0.9375 per share on the 3.75% Series B, Cumulative

$0.975 per share on the 3.90% Series C, Cumulative

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Under Item 12-Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters of The Dayton Power and Light Company’s Annual Report on Form 10-K, in the Equity Compensation Plan Information section and within the table, the number of securities to be issued upon exercise of outstanding options, warrants and rights for both the Directors’ Deferred Stock Compensation Plan and the Management Stock Incentive Plan was listed incorrectly.  The corrected numbers are as follows: Directors’ Deferred Stock Compensation Plan is 435,932 and the Management Stock Incentive Plan is 1,193,546.  This modification changes the total from 8,593,415 to 8,839,646.

Item 9.01 (c).          Exhibits.

99.1         Press Release of The Dayton Power and Light Company, dated April 28, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dayton Power and Light Company
Date: April 28, 2005

/s/ Miggie E. Cramblit
	Name:	Miggie E. Cramblit
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

99.1	Press Release of The Dayton Power and Light Company, dated April 28, 2005.	E